EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement is dated and effective as of January 9, 2012, by and among Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation, and Transamerica Life Insurance Company.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated May 7, 2001, as amended (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the parties do hereby agree to amend the Agreement as follows:

1.           Amendment to Article III.  Article III (Offering Document and Reports) of the Agreement is hereby amended by adding a new Section 3.4 as follows:

“3.4.           Summary Prospectuses.

(a)           The parties acknowledge and agree that the Fund is not obligated to provide the Company with a summary prospectus with respect to a Portfolio (a “Fund Summary Prospectus”).  Notwithstanding the foregoing, in the event that the Fund offers a Fund Summary Prospectus, the Sponsor represents and warrants that such Fund Summary Prospectus and the hosting of such Fund Summary Prospectus on a website maintained by the Sponsor or its agent in accordance with Rule 498 of the 1933 Act (“Rule 498”) will comply with all applicable state and federal securities laws.  For purposes of this Section 3.4, “summary prospectus” shall have the meaning set forth in Rule 498.

(b)           The parties acknowledge and agree that the Company, in its sole discretion, may elect to distribute a Fund Summary Prospectus, if issued by the Fund, to its Variable Insurance Product owners.  In the event that the Company elects to distribute a Fund Summary Prospectus, the Company represents and warrants that it will comply with all laws and regulations applicable to the Company, the Accounts, or the Variable Insurance Products in connection with the use of such Fund Summary Prospectus.

(c)           In the event that the Sponsor elects to discontinue the use of a Fund Summary Prospectus, the Sponsor agrees to use commercially reasonable efforts to provide the Company with prior notice of such discontinuation.”

2.           Amendment to Schedule A.  Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.

3.           Amendment to Schedule B.  Schedule B of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

4.           No Other Modifications.  Except as specifically modified herein, the Agreement remains in full force and effect in accordance with its terms.  All references in the Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended hereby.  In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

5.           Counterparts.  This Agreement may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

(Signatures on following page)

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE	THE VANGUARD GROUP, INC.
FUND

By:  /s/ Heidi Stam                                                           By:/s/ Mathew R. Walker

Name:  Heidi Stam                                                           Name:  Mathew R. Walker

Title:    Secretary                                                             Title:    Principal

VANGUARD MARKETING                                                         TRANSAMERICA LIFE
CORPORATION                                                                           INSURANCE COMPANY

By:  /s/ Heidi Stam                                                           By: /s/ Arthur D. Woods

Name:  Heidi Stam                                                           Name:  Arthur D. Woods

Title:    Senior Vice President                                                        Title:    Vice President

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SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Contract Funded by Separate Account
PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V Variable Adjustable Life Insurance Policy (1933 Act Exempt) Advantage VI Variable Adjustable Life Insurance Policy (1933 Act Exempt)
Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X Variable Adjustable Life Insurance Policy
Transamerica Separate Account R3 November 23, 2009	Advantage R3 Variable Adjustable Life Insurance Policy
Separate Account VA X May 15, 2000	Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Advisor Elite”

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SCHEDULE B
PORTFOLIOS

     The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio
Total Bond Market Index Portfolio
Total Stock Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Capital Growth Portfolio
Conservative Allocation Portfolio
Moderate Allocation Portfolio

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